Exhibit 10.3
INTERNATIONAL FUEL TECHNOLOGY, INC.
AMENDED AND RESTATED 2001 LONG TERM INCENTIVE PLAN
Adopted: October 22, 2006
Termination Date: October 21, 2016
1. PURPOSES.
     (a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.
     (b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Performance Awards and (v) Restricted Stock.
     (c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.
2. DEFINITIONS.
     (a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
     (b) “Award Date” means the date established by the Committee for the grant of a Stock Award.
     (c) “Base Price” means a price fixed by the Committee, which shall not be less than the Fair Market Value of a share of Common Stock on the date of grant of a Stock Award with respect to such Stock.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Cause” means, with respect to any Participant: (i) any fraud, embezzlement or other dishonesty of the Participant that materially and adversely affects the Company’s business or reputation; (ii) the Participant’s conviction for a felony or entering into a plea of nolo contendere with respect to a felony; (iii) disclosure to any party outside the Company any of the confidential information; (iv) the determination by a medical expert that the Participant has an addiction to alcohol, controlled or prescription medications or illegal drugs; (v) the refusal by the Participant to perform material duties and obligations hereunder; (vi) or the Participant’s willful and intentional misconduct in the performance of material duties and obligations.

     (f) “Change of Control” means (i) a merger or consolidation of the Corporation with or into another entity, or the exchange of securities (other than a merger or consolidation) by the holders of the voting securities of the Corporation and the holders of voting securities of any other entity, in which the shareholders of the Corporation immediately before the transaction do not own 50% or more of the combined voting power of the voting securities of the surviving entity or its parent immediately after the transaction; (ii) a dissolution of the Corporation; (iii) a transfer of all or substantially all of the assets of the Corporation in one transaction or a series of transactions occurring within a twelve month period to a “Person” or “Group” (as defined below); (iv) a transaction or a series of transactions occurring in which a Person or Group becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities; or (v) a majority of the members of the Corporation’s Board is replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the Corporation’s Board prior to the date of the appointment or election; provided, however, that a “Change of Control” shall not be deemed to have occurred if the ownership of 50% or more of the combined voting power of the surviving corporation, asset transferee, or Corporation (as the case may be), after giving effect to the transaction or series of transactions, is directly or indirectly held by (A) a trustee or other fiduciary under an employee benefit plan maintained by the Corporation or any Subsidiary, (B) one or more of the “executive officers” of the Corporation that held such positions prior to the transaction or series of transactions, or any entity, Person or Group under their control, or (C) one or more members of “senior management” as designated by the Chief Executive Officer from time to time, that held such positions prior to the transaction or series of transactions, or any entity, Person or Group under their control. As used herein, “Person” and “Group” shall have the meanings set forth in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended (“1934 Act”), and “executive officer” shall have the meaning set forth in Rule 3b-7 promulgated under the 1934 Act. “Group” shall further be determined by the Plan Administrator to constitute “more than one person acting as a group.”
     (g) “Code” means the Internal Revenue Code of 1986, as amended.
     (h) “Committee” means the committee or committees established by the Board in accordance with Section 3(c). All references herein to “Committee” shall be deemed to be to the Board when the Board has not established the Committee pursuant to Section 3(c).
     (i) “Common Stock” means authorized and unissued shares of the $.01 par value common stock of the Company or reacquired shares of the Company’s $.01 par value common stock held in its Treasury.
     (j) “Company” means International Fuel Technology, Inc.
     (k) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a Director’s fee by the Company for their services as Directors.

     (l) “Director” means a member of the Board.
     (m) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of and reliance on sufficient competent medical advice.
     (n) “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a Director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
     (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (p) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
          (i) If the Common Stock is listed on the OTC Bulletin Board, any established stock exchange or traded on the Nasdaq National Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the mean between the bid and asked prices, if no closing price is reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. If fair market value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the preceding day when the markets were open.
          (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.
     (q) “Good Reason” means with respect to any Participant: (i) the assignment to the Participant of any duties or any other action by the Company which results in a significant diminution in the Participant’s position, authority, duties or responsibilities, excluding for this purpose an isolated, unsubstantial and inadvertent action not taken in bad faith and which is remedied by the Company within fifteen (15) days after receipt of notice thereof given by the Participant; (ii) any material reduction in the Participant’s compensation from the Company, opportunity to earn annual bonuses, or other compensation or employee benefits, other than as a result of an isolated and inadvertent action not taken in bad faith and which is remedied by the Company within fifteen (15) days after receipt of notice thereof given by the Participant; (iii) the occurrence of a Non-Negotiated Change in Control of the Company; or (iv) the elimination of the Participant’s position with the Company which results in a significant diminution of the Participant’s authority, duties or responsibilities.
     (r) “Group” has the meaning set forth in Section 13(d)(3) and/or 14(d)(2) of the Exchange Act and shall be further determined by the plan administrator to constitute “more than one person acting as a group.”
     (s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (t) “Non-Negotiated Change in Control” means (i) any individual, corporation (other than the Company, any trustees or other beneficiary holding securities under any employee benefit plan of the Company, or any Company owned, directly or indirectly, by the Stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company possessing more than one-half (1/2) of the voting power for the election of Directors of the Company; (ii) there shall be consummated any consolidation, merger, or other business combination involving the Company or the securities of the Company in which holders of voting securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Company (or, if the Company does not survive such transaction, voting securities of the entity surviving such transaction) having less than one-half (1/2) of the total voting power in an election of Directors of the Company (or such other surviving corporation); (iii) there shall be consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company; (iv) a majority of the members of the Company’s Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the Company’s Board prior to the date of the appointment or election; provided, however, that a “Non-Negotiated Change in Control” shall not be deemed to have occurred if the ownership of fifty percent (50%) or more of the combined voting power of the surviving corporation, asset transferee, or Company (as the case may be), after giving effect to the transaction or series of transactions, is directly or indirectly held by (A) a trustee or other fiduciary under an employee benefit plan maintained by the Company or any Subsidiary, (B) one or more of the “executive officers” of the Company that held such positions prior to the transaction or series of transactions, or any entity, Person or Group under their control, or (C) one or more members of “senior management” as designated by the Chief Executive Officer from time to time, that held such positions prior to the transaction or series of transactions, or any entity, Person or Group under their control; or (v) a dissolution of the Company.
     (u) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
     (v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     (w) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
     (x) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option granted pursuant to a Stock Award. Each Option Agreement shall be subject to the terms and conditions of the Plan. References to Option Agreement shall also include the following ancillary documents, Notice of Exercise and Grant Notice.

     (y) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
     (z) “Outside Director” means a Director who either (i) is not a current Employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former Employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an Officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
     (aa) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
     (bb) “Performance Award” means a right to receive a payment equal to the value of a unit or other measure as determined by the Committee based on performance during a Performance Period.
     (cc) “Performance Period” means a period of not more than five years established by the Committee during which certain performance goals set by the Committee are to be met.
     (dd) “Person” has the meaning set forth in Section 13(d)(3) and/or 14(d)(2) of the Exchange Act.
     (ee) “Plan” means this International Fuel Technology, Inc. Amended and Restated 2001 Long Term Incentive Plan.
     (ff) “Reporting Person” means any person who is required to file reports pursuant to the provisions of Section 16 of the Exchange Act and Rule 16a-2 promulgated thereunder.
     (gg) “Restricted Stock” means shares of Common Stock, which may be subject to certain restrictions, which are granted pursuant to a Stock Award.
     (hh) Restricted Stock Awards” means a Stock Award granted to a Participant to receive or purchase shares of Restricted Stock.
     (ii) “Retirement” means termination of employment with eligibility for normal, early or disability retirement benefits under the terms of any pension plan adopted by the Company and specified by the Committee, as amended and in effect at the time of such termination of employment.
     (jj) “Stock Appreciation Right” or “SAR” means the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise over the Base Price. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the Base Price shall be the Option exercise price.

     (kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
     (ll) “Securities Act” means the Securities Act of 1933, as amended.
     (mm) “Stock Award” means any right granted under the Plan, including an Option, Stock Appreciation Right, Performance Award, and Restricted Stock.
     (nn) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
     (oo) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
3. ADMINISTRATION.
     (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).
     (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
          (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.
          (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
          (iii) To amend the Plan or a Stock Award as provided in Section 12.
          (iv) To terminate or suspend the Plan as provided in Section 13.
          (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c) Delegation to Committee.
          (i) General. The Board may delegate administration of the Plan to a Committee or Committees. The term “Committee” shall apply to any person, persons, committee or committees to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may from time to time in its discretion, fix and change the number of members of a Committee, remove members of a Committee, appoint members of a Committee in substitution for or in addition to members previously appointed; and fill vacancies however caused in a Committee. The Board may abolish a Committee at any time and revest in the Board the administration of the Plan. Notwithstanding the foregoing, any grant of an Option, Performance, SAR or Restricted Stock Award to a Reporting Person must be made by the Board or a Committee comprised solely of two or more Outside Directors.
     (d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
4. SHARES SUBJECT TO THE PLAN.
     (a) Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate seventeen million five hundred thousand (17,500,000) shares of Common Stock.
     (b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.
     (c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
5. ELIGIBILITY.
     (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.
     (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant.

     (c) Award Date. All Stock Awards granted under the Plan shall be granted as of an Award Date. All Stock Awards are subject to the terms and conditions set forth in the applicable Stock Award Agreement. Within thirty (30) days after each Award Date, the Company shall notify the Participant of the grant of the Stock Award, and shall hand deliver or mail to the Participant a Stock Award Agreement, duly executed by and on behalf of the Company, with the request that the Participant execute the Agreement within thirty (30) days after the date of mailing or delivery by the Company of the Agreement to the Participant. If the Participant shall fail to execute the written Stock Award Agreement within said thirty-day period, the Participant’s Stock Award shall be automatically terminated.
6. OPTION PROVISIONS.
     Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:
     (a) Term. No Option shall be exercisable after the expiration of five (5) years from the date it was granted.
     (b) Exercise Price of an Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
     (c) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Committee at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) pursuant to a deferred payment or other similar arrangement with the Optionholder, or (3) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).
     In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.
     (d) Delivery of Certificate. After the exercise of an Option, as provided above, the Company shall within a reasonable time deliver to the person exercising the Option a certificate or certificates issued in the name of the person who exercised the Option and such additional name, or names, if any, as may be requested (subject to the general policy of the Company as to registration of shares), for the appropriate number of shares of Common Stock, without liability to the person exercising the Option for any transfer or issue tax, state or Federal, then payable. Each Option granted under the Plan shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock subject to such Option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares of Common Stock thereunder, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
     An Optionholder under an Option granted under the Plan shall have no rights as a shareholder with respect to any shares of Common Stock covered by an Option except to the extent that one or more certificates for such shares shall have been delivered to the Optionholder upon due exercise of an Option as above provided.
     (e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
     (f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Option Agreement does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
     (g) Vesting Generally. The total number of shares of Common Stock subject to an Option shall become exercisable as follows:

Period of Time from Date of Grant	Percentage of Shares Subject to Options which are Exercisable

Six months from date of grant	33 1/3 percent
Twelve months from date of grant	66 2/3 percent
Eighteen months from date of grant	100 percent

The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate except that Options shall not vest earlier than specified above. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.
     (h) Termination of Option.
          (i) Unvested Options. If the Optionholder ceases to be an Employee or Consultant of the Company due to termination by the Company for Cause or termination by the Optionholder for other than Good Reason (other than upon the Optionholder’s Disability or death), all non-vested Options will automatically expire. If termination of employment by the Company is not for Cause or termination by Optionholder is for Good Reason (other than upon the Optionholder’s Disability or death), all Options vest immediately. Such vested options will then expire according to the provisions set forth in Section 6(h)(ii) below.
          (ii) Vested Options.
1. Nonstatutory Stock Options: In the event that an Optionholder of a Nonstatutory Stock Option ceases to be an Employee or Consultant of the Company for any reason (other than upon such Optionholder’s death), the Optionholder may exercise all vested Options (to the extent that the Optionholder was entitled to exercise such Options as of the date of termination) within the expiration of the term of the Options as set forth in the Option Agreement. If, however, the Optionholder is terminated for Cause, the Optionholder may exercise all vested Options only within such period of time ending on the earlier of (i) the date three (3) months following such termination or (ii) the expiration of the term of the Options as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise the Options within the time period specified herein, the Options shall terminate.
2. Incentive Stock Options: In the event that an Optionholder of an Incentive Stock Option ceases to be an Employee or Consultant of the Company for any reason (other than upon such Optionholder’s death), the Optionholder may exercise all vested Options only within such period of time ending on the earlier of (i) the date three (3) months following such termination or (ii) the expiration of the term of the Options as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise the Options within the time period specified herein, the Options shall terminate.
     (i) Disability of Optionholder. In the event that an Optionholder ceases to be an Employee or Consultant of the Company as a result of the Optionholder’s Disability, the Optionholder may exercise the Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period as may be specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise the Option within the time specified herein, the Option shall terminate.
     (j) Death of Optionholder of a Stock Option. In the event (i) the Optionholder ceases to be an Employee or Consultant of the Company as a result of such Optionholder’s death or (ii) such Optionholder dies within three months after the termination of such Optionholder’s service with the Company for a reason other than death, then the Option may be exercised (to the extent such Optionholder was entitled to exercise such Option as of the date of death) by such Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon such Optionholder’s death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of the Optionholder’s death in the case of an Optionholder of a Nonstatutory Stock Option, and six (6) months following the date of the Optionholder’s death in the case of an Optionholder of an Incentive Stock Option or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.
     (k) Cancellation and Rescission of Stock Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Stock Awards at any time if the Participant is not in compliance with all other applicable provisions of the Stock Award Agreement, the Plan and with the following conditions:
          (i) A Participant, within one year following termination of employment with the Company, shall not, within the geographical areas where the Company does business, render services for any organization or engage directly or indirectly in any business which, in the judgment of the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants whose employment has terminated, the determination shall be based on the Participant’s position and responsibilities while employed by the Company, the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers and competitors and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than ten (10) percent equity interest in the organization or business.
          (ii) A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any confidential information or material, as defined in the Company’s policy regarding confidential information and intellectual property, relating to the business of the Company, acquired by the Participant either during or after employment with the Company.
          (iii) A Participant, pursuant to the Company’s policy regarding confidential information and intellectual property, shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.
          (iv) Upon exercise, payment or delivery pursuant to a Stock Award, the Participant shall, upon request by the Company, certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with all of the provisions of this Section 6(k) and any provisions regarding non-competition in any other agreement(s) between the Participant and the Company prior to and during the time period specified by such other agreement(s), or the twelve month period following the Participant’s termination of employment with the Company if no such time period is specified, shall cause such exercise, payment or delivery to be rescinded. Should the Company become aware that the Participant is not in compliance with this Section 6(k) and any provisions regarding non-competition in any other agreement(s) between the Participant and the Company, the Company shall notify the Participant of its intention to rescind the Stock Award. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to a Stock Award. Such payment shall be made either in cash or by returning to the Company the number of shares of Common Stock that the Participant received in connection with the rescinded exercise, payment or delivery.
7. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.
     (a) Stock Appreciation Rights.
          (i) General. The Committee may grant Stock Appreciation Rights, including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option grant. Each Stock Appreciation Right shall be subject to such terms and conditions, including vesting, as the Committee shall impose from time to time.
          (ii) Exercise Period. Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten (10) years after the date it is granted except in the event of a Participant’s death, in which case, the exercise period of such participant’s Stock Appreciation Rights may be extended beyond such period but no later than one (1) year after the Participant’s death. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.

     (b) Restricted Stock Awards. Each Restricted Stock Award shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of the Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, but each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
          (i) Purchase Price. The purchase price, if any, under each Restricted Stock Award Agreement shall be such amount as the Committee shall determine and designate in such Restricted Stock Award Agreement;
          (ii) Consideration. The purchase price of Common Stock acquired pursuant to a Restricted Stock Award Agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Committee, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment;
          (iii) Vesting. Shares of Common Stock acquired under a Restricted Stock Award Agreement may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Committee.;
          (iv) Restrictions. Restricted Stock received or acquired pursuant to a Restricted Stock Award Agreement may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon either termination of the Participant’s status as an Employee, Director or Consultant within specified periods or failure of the Company to achieve performance goals (which may include any one or more of the following: return on total capital employed, earnings per share, return on stockholders’ equity, and other appropriate criteria) established by the Committee; (iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.
          (v) Dividends. The Participant shall be entitled to all dividends paid with respect to Restricted Stock during any period the Restricted Stock is subject to restrictions and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.
          (vi) The Participant shall be entitled to vote the Restricted Stock during any period the Restricted Stock is subject to restrictions.
          (vii) The Committee shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate of if the shares of such stock are to be deposited in escrow pending removal of the restrictions.

          (viii) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Agreement, as the Committee shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Agreement remains subject to the terms of the Restricted Stock Agreement.
     (c) Performance Awards. Performance Awards shall consist of Common Stock, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Committee are achieved during a specified period of time. The goals established by the Committee may include any one or more of the following: return on average total capital employed, earnings per share, return on stockholders’ equity, and such other goals as may be established by the Committee. In the event the minimum Corporate goal is not achieved at the conclusion of the specified time period, no payment shall be made to the Participant. Actual payment of the award earned shall be in cash or in Common Stock or in a combination of both, in a single sum or in periodic installments, all as the Committee in its sole discretion determines. If Common Stock is used, the Participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares of Common Stock are issued.
8. COVENANTS OF THE COMPANY.
     (a) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.
9. USE OF PROCEEDS FROM STOCK.
     Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.
10. MISCELLANEOUS.
     (a) Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.
     (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock

Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.
     (c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and for any reason, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
     (d) Incentive Stock Option Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all Incentive Stock Option plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), or such higher limit as set forth by applicable law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.
     (e) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.
11. ADJUSTMENTS UPON CHANGES IN STOCK.
     (a) Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Committee shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the

Company shall not be treated as a transaction “without receipt of consideration” by the Company.)
     (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation.
     (c) Change of Control. In the event the Company undergoes a Change of Control, then all outstanding Stock Awards will vest immediately and be exercisable for a period of one year from the date upon which the Change of Control occurs.
     In the event of a Corporate Change of Control, any surviving corporation or acquiring corporation may assume any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Change of Control). Notwithstanding the preceding, the Committee shall in any event, retain the discretion to take any other action with respect to such Stock Awards as it may equitably determine.
12. AMENDMENT OF THE PLAN AND STOCK AWARDS.
     (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan.
     (b) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
     (c) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
     (d) Amendment of Stock Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Committee requests the consent of the Participant and (ii) the Participant consents in writing.
13. TERMINATION OR SUSPENSION OF THE PLAN.
     (a) Plan Termination. The Board may suspend or terminate the Plan at any time. Unless sooner terminated by the Board, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.
14. EFFECTIVE DATE OF PLAN.
     The Plan, as amended, shall become effective October 22, 2006.
15. CHOICE OF LAW.
     The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.
     This Plan is hereby adopted on behalf of the Company this 22nd day of October, 2006.

By

Chief Executive Officer